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                                  EXHIBIT 18(e)




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                                                       Dated: September 15, 1998

                                   SCHEDULE I
                                     TO THE
                           SHAREHOLDER SERVICING PLAN

         This Shareholder Servicing Plan shall be adopted with respect to the following Funds (and Classes) of AmSouth Mutual Funds:

Name of Fund                                               Class
------------                                               -----

AmSouth Prime Obligations Fund                             Classic Class
AmSouth U.S. Treasury Fund                                 Classic Class
AmSouth Tax Exempt Fund                                    Classic Class
AmSouth Government Bond Fund                               Classic Class
AmSouth Bond Fund                                          Classic Class
AmSouth Limited Maturity Fund                              Classic Class
AmSouth Municipal Bond Fund                                Classic Class
AmSouth Florida Tax-Free Fund                              Classic Class
AmSouth Equity Fund                                        Classic Class
AmSouth Regional Equity Fund                               Classic Class
AmSouth Balanced Fund                                      Classic Class
AmSouth Capital Growth Fund                                Classic Class
AmSouth Small Cap Fund                                     Classic Class
AmSouth Equity Income Fund                                 Classic Class
AmSouth Select Equity Fund                                 Classic Class
AmSouth Enhanced Market Fund                               Classic Class